Exhibit 10.60

FIRST AMENDED AND RESTATED RADIOSHACK CORPORATION
2009 INCENTIVE STOCK PLAN

Section I. - General Provisions

A.      Purpose of Plan; Stockholder Approval; Termination of Existing Plans

1.      The purpose of the First Amended and Restated RadioShack Corporation 2009 Incentive Stock Plan (the “Plan”) is to enhance the profitability and value of the Company for the benefit of its stockholders by providing for stock options and other stock awards to attract, retain and motivate officers and other key employees who make important contributions to the success of the Company, and to provide equity-linked compensation for directors, consultants and other advisors of the Company.  The Plan has been amended, effective as of November 3, 2011.

2.      The Plan was previously submitted to and approved by the stockholders of the Company at the Annual Meeting of stockholders for 2009, which was duly held in accordance with the applicable laws of the State of Delaware, and the Plan became effective at that time.

B.      Definitions of Terms as Used in the Plan

“Adjusted Fair Market Value” shall mean, in the event of a Change in Control, the greater of (i) the highest price per Share paid to holders of the Shares in any transaction (or series of transactions) constituting or resulting in a Change in Control or (ii) the highest Fair Market Value of a Share during the ninety (90) day period ending on the date of a Change in Control.

“Award” shall mean an Option or any Other Stock Award granted under the terms of the Plan.

“Awardee” shall mean the recipient of an Option or any Other Stock Award granted under the terms of the Plan.

“Award Agreement” shall mean the written agreement between the Company and an Awardee evidencing the grant of an Award and setting forth the terms and conditions thereof.

“Board” shall mean the Board of Directors of the Company.

“Business Day” shall mean any day that is not a Saturday, Sunday, legal holiday or other day on which commercial banks in New York, New York are authorized or required by law to close.

“Change in Capitalization” shall mean any increase or reduction in the number of Shares, or any change (including, but not limited to, a change in value) in the Shares or exchange of Shares for a different number or kind of shares or other securities of the Company, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants or rights or debentures, stock dividend, stock split or reverse stock split, cash dividend, property dividend, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise.

“Change in Control” shall mean the occurrence during the term of the Plan and during the term of any Award grant under the Plan of:

(a)           An acquisition (other than directly from the Company) of any voting securities of the Company (the “Voting Securities”) by any “Person” (as the term person is used for purposes of Section 13(d) or 14(d) of the Exchange Act) immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifteen percent (15%) or more of the combined voting power of the Company’s then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred, Voting Securities which are acquired in a Non-Control Acquisition (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control.

A “Non-Control Acquisition” shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (for purposes of this definition, a “Subsidiary”), (ii) the Company or its Subsidiaries, or (iii) any Person in connection with a Non-Control Transaction (as hereinafter defined).

(b)           The individuals who, as of May 21, 2009, are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least two-thirds of the Board; provided, however, that if the election, or nomination for election by the Company’s stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

(c)           The consummation of:

(i)           A merger, consolidation, reorganization or other business combination with or into the Company or in which securities of the Company are issued, unless

(A)
the stockholders of the Company, immediately before such merger, consolidation, reorganization or other business combination, own directly or indirectly immediately following such merger, consolidation, reorganization or other business combination, at least sixty percent (60%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation, reorganization or other business combination (the “Surviving Corporation”) in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation, reorganization or other business combination,

(B)
the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation, reorganization or other business combination constitute at least two-thirds of the members of the board of directors of the Surviving Corporation, or a corporation beneficially directly or indirectly owning a majority of the combined voting power of the outstanding voting securities of the Surviving Corporation, or

(C)
no Person other than (i) the Company, (ii) any Subsidiary, (iii) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to such merger, consolidation, reorganization or other business combination was maintained by the Company, the Surviving Corporation, or any Subsidiary, or (iv) any Person who, immediately prior to such merger, consolidation, reorganization or other business combination had Beneficial Ownership of fifteen percent (15%) or more of the then outstanding Voting Securities, has Beneficial Ownership of fifteen percent (15%) or more of the combined voting power of the Surviving Corporation’s then outstanding voting securities, and

A transaction described in clauses (A) through (C) shall herein be referred to as a “Non-Control Transaction.”

(ii)           A complete liquidation or dissolution of the Company; or

(iii)           The sale or other disposition of all or substantially all of the assets of the Company to any Person (other than (i) any such sale or disposition that results in at least fifty percent (50%) of the Company’s assets being owned by one or more subsidiaries or (ii) a distribution to the Company’s stockholders of the stock of a subsidiary or any other assets).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the then outstanding Voting Securities (X) as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this subsection (X)) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur, or (Y) and such Subject Person (1) within fourteen (14) Business Days (or such greater period of time as may be determined by action of the Board) after such Subject Person would otherwise have caused a Change in Control (but for the operation of this clause (Y)), such Subject Person notifies  the Board that such Subject Person did so inadvertently, and (2) within seven (7) Business Days after such notification (or such greater period of time as may be determined by action of the Board), such Subject Person divests itself of a sufficient number of Voting Securities so that such Subject Person is no longer the Beneficial Owner of more than the permitted amount of the outstanding Voting Securities.

“Code” shall mean the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

“Committee” shall mean a committee of the Board consisting of at least two (2) members, all of whom are Disinterested Directors appointed by the Board to administer the Plan and to perform the functions set forth herein.

“Common Stock” shall mean RadioShack Corporation $1.00 par value Common Stock or common stock of the Company outstanding upon the reclassification of the Common Stock or any other class or series of common stock, including, without limitation, by means of any stock split, stock dividend, creation of targeted stock, or other distributions of stock in respect of stock, or any reverse stock split, or by reason of any recapitalization, merger or consolidation of the Company.

“Company” shall mean RadioShack Corporation.

“Disinterested Director” shall mean a director of the Company who is both a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act, and an “Outside Director” within the meaning of Section 162(m) of the Code.

“Dividend Equivalent Right” shall mean a right granted with respect to an Award entitling the Awardee to receive the equivalent value of dividends paid on the Shares prior to vesting of the Award.  Such Dividend Equivalent Rights shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Committee.

“Effective Date” shall have the meaning specified in Section IV.K.

“Eligible Director” shall mean a Director of the Company who is not an employee at the time of grant of the Company or any Subsidiary.

“Eligible Employee” shall mean any officer, key employee, any employee or a consultant or an advisor of the Company or a Subsidiary designated by the Committee as eligible to receive Awards subject to the conditions set forth herein.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean on any date the average of the high and low sales prices of the Shares on such date on the principal national securities exchange on which such Shares are listed or admitted to trading, or if such Shares are not so listed or admitted to trading, the arithmetic mean of the per Share closing bid price and per Share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System or such other market in which such prices are regularly quoted, or, if there have been no published bid or asked quotations with respect to Shares on such date, the Fair Market Value shall be the value established by the Board in good faith and, in the case of an Incentive Stock Option, in accordance with Section 422 of the Code, and, in the case of a Non-Qualified Stock Option or Stock Appreciation Right, in accordance with Section 409A of the Code.

“Full Value Award” shall mean a grant of a Restricted Stock Award or Restricted Stock Unit Award, the matching portion (if any) of an Award under the Plan, and any Award (or portion thereof) that provides for an Awardee to receive Shares, or the value thereof, without payment by the Awardee of an amount at least equal to the Fair Market Value of the Shares at the time of grant.

“Grantee” shall mean a person to whom an Other Stock Award has been granted under the Plan.

“Incentive Stock Options” shall mean an Option satisfying the requirements of Section 422 of the Code and designated by the Committee as an Incentive Stock Option.

“Non-Qualified Stock Options” shall mean Options that do not qualify as Incentive Stock Options.

“Option” shall mean the right, granted under the Plan, to purchase a specified number of Shares, at a fixed price for a specified period of time.

“Optionee” shall mean a person to whom an Option has been granted under the Plan.

“Other Stock Award” shall mean any Award granted under Section III of the Plan.

“Parent” shall mean any corporation which is a parent corporation (within the meaning of Section 424(e) of the Code) with respect to the Company.

“Restricted Stock Award” shall mean an Award of Shares on which are imposed restrictions on transferability or other stockholder rights, including, but not limited to, restrictions which subject such Award to a “substantial risk of forfeiture” as defined in Section 83 of the Code.

“Restricted Stock Unit Award” shall mean an Award granted pursuant to Section III.B. hereof.

“Stock Appreciation Right” shall mean a right granted under the terms of the Plan to receive an amount equal to the excess of the Fair Market Value of one share of Common Stock as of the date of exercise of the Stock Appreciation Right over the price per share of Common Stock specified in the Award Agreement of which it is a part.

“Secretary of the Company” shall mean the duly authorized and appointed secretary of the Company.

“Shares” shall mean shares of Common Stock.

“Share Withholding” shall have the meaning specified in Section IV.I. hereof.

“Subsidiary” means any corporation which is a subsidiary corporation (within the meaning of Section 424(f) of the Code) with respect to the Company.

“Taxable Event” shall have the meaning specified in Section IV.I. hereof.

“Ten-Percent Stockholder” shall mean an Eligible Employee, who, at the time an Incentive Stock Option is to be granted to him or her, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, or of a Parent or a Subsidiary.

“Unfunded Deferred Compensation Plan for Directors” shall mean the Second Amended and Restated RadioShack Corporation Unfunded Deferred Compensation Plan for Directors, as amended from time to time and any plan designated as a successor thereto.

“Withholding Tax” shall have the meaning specified in Section IV.I. hereof.

C.      Scope of Plan and Eligibility

Any Eligible Employee selected by the Committee and any member of the Board selected by the Committee shall be eligible for any Award contemplated under the Plan (except for Incentive Stock Options, which may only be granted to Eligible Employees employed by the Company or a Subsidiary of the Company).

D.      Authorization and Reservation

1.      The Company shall establish a reserve of 11,000,000 authorized Shares.  This reserve shall represent the total number of Shares that may be presently issued pursuant to Awards, subject to the last sentence of this Section I.D.1., Section I.D.2., and Section IV.G.1.  The reserves may consist of authorized but unissued Shares or of reacquired shares, or both.  Full Value Awards will be counted against the reserve in a 1.68-to-1 ratio.

2.      Upon the forfeiture, termination, or expiration of an Award, all Shares not issued thereunder shall become available for the granting of additional Awards.  Awards under the Plan which are payable in cash will not be counted against the reserve unless actual payment is made in Shares instead of cash.

3.      Shares tendered by Eligible Employees to the Company as full or partial payment upon exercise of Options or Stock Appreciation Rights (to the extent the number of reserved shares exceeds the number of shares actually issued upon exercise of the Stock Appreciation Rights) granted under the Plan and Shares withheld by, or otherwise remitted to, the Company to satisfy an Eligible Employee’s tax withholding obligations with respect to Awards under the Plan shall not become available for the granting of additional Awards under the Plan.

E.      Grant of Awards and Administration of the Plan

1.      The Plan shall be administered by the Committee which shall hold meetings at such times as may be necessary for the proper administration of the Plan.  No member of the Committee shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to this Plan or any transaction hereunder, except for liability arising from his or her own willful misfeasance, gross negligence or reckless disregard of his or her duties.  The Company hereby agrees to indemnify each member of the Committee for all costs and expenses and, to the extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiation for the settlement of or otherwise dealing with any claim, cause of action or dispute of any kind arising in connection with any actions in administering this Plan or in authorizing or denying authorization to any transaction hereunder.

2.      Subject to the express terms and conditions set forth herein, the Committee shall have the power from time to time to determine those individuals to whom Awards shall be granted under the Plan and the number of Options or Other Stock Awards to be granted to each Awardee and to prescribe the terms and conditions (which need not be identical) of each Award, including the purchase price per Share subject to each Option, and make any amendment or modification to any Award Agreement consistent with the terms of the Plan.

3.      Subject to the express terms and conditions set forth herein, the Committee shall have the power from time to time:

(a)           to construe and interpret the Plan and the Awards granted thereunder and to establish, amend and revoke rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Award Agreement, in the manner and to the extent it shall deem necessary or advisable to make the Plan fully effective, and all decisions and determinations by the Committee in the exercise of this power shall be final, binding and conclusive upon the Company, its Subsidiaries, the Awardees and all other persons having any interest therein;

(b)           in the absence of a policy concerning leaves of absence, to determine the duration and purposes for leaves of absence which may be granted to an Awardee on an individual basis without constituting a termination of employment or service for purposes of the Plan;

(c)           to exercise its discretion with respect to the powers and rights granted to it as set forth in the Plan; and

(d)           generally, to exercise such powers and to perform such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to the Plan.

4.      The maximum number of shares with regard to which Awards of Options or Stock Appreciation Rights may be granted to any individual during any one fiscal year is 5,000,000.  Awards granted in a fiscal year but cancelled during that same year will continue to be applied against the annual limit for that year, despite cancellation.

5.      Awards may also be granted to Eligible Directors, subject to the limitations of the Plan, pursuant to a written, non-discretionary policy established by the Committee.  Such policy shall set forth the types of Award(s) to be granted to the Eligible Directors, the number of shares or number of shares objectively discernible (such as by a formula) of Common Stock to be subject to the Awards, the conditions on which such Awards shall be granted, become exercisable, and/or payable and expire, and such other terms and conditions as the Committee shall determine in its discretion.  Awards may also be deferred by Eligible Directors pursuant to their elections, if any, under the Unfunded Deferred Compensation Plan for Directors.

6.           To the extent permitted by applicable law, the Committee may delegate its powers and duties under the Plan to one or more members of the Board or one or more officers of the Company or a Subsidiary or a committee of such officers, subject to such terms, conditions and limitations as the Committee may establish in its sole discretion; provided, however, that the Committee shall not delegate its powers and duties under the Plan (i) with regard to officers or directors of the Company or any Subsidiary who are subject to Section 16 of the Securities Exchange Act of 1934, as amended, or (ii) in such a manner as would cause an Award that otherwise would be exempt from the deduction limits of Section 162(m) of the Code as qualified performance based compensation not to comply with the requirements for such exemption.

Section II. - Stock Options

A.      Description

The Committee may grant Incentive Stock Options and/or Non-Qualified Stock Options to Eligible Employees under the Plan; provided, however, Incentive Stock Options shall only be granted to Eligible Employees who are employees of the Company or a Subsidiary of the Company at the time the Incentive Stock Option is granted.  The Committee may grant Non-Qualified Stock Options to Eligible Directors under the Plan.  Subject to the provisions of the Plan, the Committee shall have full and final authority to select those Eligible Employees and Eligible Directors who will receive Options, the terms and conditions of which shall be set forth in an Award Agreement.

B.      Terms and Conditions of Eligible Employee Options

1.      Purchase Price.  The purchase price or the manner in which the purchase price is to be determined for Shares under each Option shall be determined by the Committee and set forth in the Award Agreement; provided, however, that the purchase price per Share under each Incentive Stock Option shall not be less than 100% of the Fair Market Value of a Share on the date the Incentive Stock Option is granted (110% in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder) and the purchase price per Share under each Non-Qualified Stock Option shall not be less than 100% of the Fair Market Value of a Share on the date the Non-Qualified Stock Option is granted.

2.      Maximum Duration.  Options granted hereunder shall be for such term as the Committee shall determine, provided that an Incentive Stock Option shall not be exercisable after the expiration of ten (10) years from the date it is granted (five (5) years in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder) and a Non-Qualified Stock Option shall not be exercisable after the expiration of ten (10) years from the date it is granted. The Committee may, subsequent to the granting of any Option, extend the term thereof but in no event shall the term as so extended exceed the maximum term provided for in the preceding sentence.

3.      Vesting.  Subject to Sections II.B.6 hereof, an Option shall become exercisable in such installments (which need not be equal) and at such times as may be designated by the Committee and set forth in the Award Agreement.  To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Option expires.  The Committee may, in its discretion, accelerate the exercisability of any Option or portion thereof at any time.

4.      Method of Exercise.  The exercise of an Option shall be made only by a written notice delivered in person, by facsimile, electronic means, or by mail to such person, entity and location as may be designated by the Secretary of the Company, specifying the number of Shares to be purchased and accompanied by payment therefor and otherwise in accordance with the Award Agreement pursuant to which the Option was granted.  The purchase price for any Shares purchased pursuant to the exercise of an Option shall be paid in full upon such exercise by any one or a combination of the following: (i) cash (including by means of a same-day-sale exercise) or (ii) transferring Shares to the Company upon such terms and conditions as determined by the Committee. Notwithstanding the foregoing, the Committee shall have discretion to determine at the time of grant of each Option or at any later date (up to and including the date of exercise) the form of payment acceptable in respect of the exercise of such Option.  The written notice pursuant to this Section II.B.4. may also provide instructions from the Optionee to the Company that upon receipt of the purchase price in cash from the Optionee’s broker or dealer, that has been approved by the Company, designated as such on the written notice, in payment for any Shares purchased pursuant to the exercise of an Option, the Company shall issue such Shares directly to the designated broker or dealer that has been approved by the Company.  Any Shares transferred to the Company as payment of the purchase price under an Option shall be valued at their Fair Market Value on the day preceding the date of exercise of such Option.  If requested by the Committee, the Optionee shall deliver the Award Agreement evidencing the Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Award Agreement to the Optionee.  No fractional Shares (or cash in lieu thereof) shall be issued upon exercise of an Option and the number of Shares that may be purchased upon exercise shall be rounded to the nearest number of whole Shares.

5.      Rights of Optionees.  No Optionee shall be deemed for any purpose to be the owner of any Shares subject to any Option unless and until (i) the Option shall have been exercised pursuant to the terms thereof, (ii) the Company shall have issued and delivered the Shares to the Optionee or his designated broker or dealer (or through direct registration system described in Section IV.B.2. below) that has been approved by the Company and (iii) the Optionee’s name or the name of his designated broker or dealer that has been approved by the Company shall have been entered as a stockholder of record on the books of the Company.  Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such Shares.

6.      Effect of Change in Control on Options.  Notwithstanding anything contained in the Plan to the contrary, unless an Award Agreement evidencing an Option provides otherwise, in the event of a Change in Control, the Option shall become immediately and fully vested and exercisable.  In the event of the sale or other disposition of substantially all of the stock or assets of a Subsidiary or a division, the Committee shall have the discretion to determine whether all or certain outstanding Awards held by an Awardee working for the affected Subsidiary or division shall become fully vested. In addition, an Award Agreement evidencing an Option may provide that the Optionee will be permitted to surrender for cancellation within sixty (60) days after such Change in Control, the Option or portion of the Option to the extent not yet exercised and the Optionee will be entitled to receive a cash payment in an amount equal to the excess, if any, of (x) (A) in the case of a Non-Qualified Stock Option, the greater of (1) the Fair Market Value, on the date preceding the date of surrender, of the Shares subject to the Option or portion thereof surrendered or (2) the Adjusted Fair Market Value of the Shares subject to the Option or portion thereof surrendered, or (B) in the case of an Incentive Stock Option, the Fair Market Value, on the date preceding the date of surrender, of the Shares subject to the Option or portion thereof surrendered, over (y) the aggregate purchase price for such Shares under the Option or portion thereof surrendered.  In the event an Optionee’s employment with, or service as an Eligible Director, consultant or other advisor of, the Company terminates following a Change in Control, each Option held by the Optionee that was exercisable as of the date of termination of the Optionee’s employment or service shall remain exercisable for a period ending not before the earlier of (A) the first annual anniversary of the termination of the Optionee’s employment or service or (B) the expiration of the stated term of the Option.

Section III. - Other Stock Awards

In addition to Options, the Committee may grant Other Stock Awards payable in Common Stock or cash to Eligible Employees and Eligible Directors, upon such terms and conditions as the Committee or Board may determine, subject to the provisions of the Plan.  Other Stock Awards may include, but are not limited to, the following types of Awards:

A.      Restricted Stock Awards

1.      The Committee may grant Restricted Stock Awards, each of which consists of a grant of Shares.  Restricted Stock Awards shall be subject to terms and conditions determined by the Committee in its sole discretion as well as to the provisions of the Plan.  Such terms and conditions shall be set forth in a written Award Agreement.  The Shares granted will be restricted and may not be sold, pledged, transferred or otherwise disposed of until the lapse or release of restrictions in accordance with the terms of the Award Agreement and the Plan.  Prior to the lapse or release of restrictions, all Shares which are the subject of a Restricted Stock Award are subject to forfeiture as set forth in the Award Agreement.  Shares issued pursuant to a Restricted Stock Award will be issued for no monetary consideration.  Each Restricted Stock Award awarded pursuant to this Section III.A. shall be subject to a written Award Agreement with the Company, the terms of which may differ from other Award Agreements.  In such Award Agreement, the Grantee shall agree to be bound by the terms and conditions of the Plan, the Restricted Stock Award granted pursuant thereto, and such other matters as the Committee deems appropriate.

2.      At the time a Restricted Stock Award is granted, the Committee may, in its discretion, determine that the payment to the Grantee of dividends, or a specified portion thereof, declared or paid on such Shares by the Company shall be (i) deferred until the lapsing of the restrictions imposed upon such Shares and (ii) held by the Company for the account of the Grantee until such time.  In the event that dividends are to be deferred, the Committee shall determine whether such dividends are to be reinvested in Shares (which shall be held in the same manner as Shares subject to a Restricted Stock Award) or held in cash.  If deferred dividends are to be held in cash, there may be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum as the Committee, in its discretion, may determine.  Payment of deferred dividends in respect of Restricted Stock Awards (whether held in cash or in the same manner as Shares subject to Restricted Stock Awards), together with interest accrued thereon, if any, shall be made to the Grantee upon the lapsing of restrictions imposed on the Shares in respect of which deferred dividends were paid and in no event later than a date which is 2-1/2 months after the calendar year in which such restrictions lapse.  Any dividends deferred (together with any interest accrued thereon) in respect of any Restricted Stock Award shall be forfeited upon the forfeiture of Shares subject to the Restricted Stock Award.

B.      Restricted Stock Unit Awards

The terms and conditions of Restricted Stock Unit Awards granted under this Section III.B. may differ from one another as the Committee shall, in its discretion, determine.  A Restricted Stock Unit Award is an Award denominated in Shares that may be settled either in Shares or in cash, in the discretion of the Committee. Grantees of Restricted Stock Unit Awards do not have the right to vote or to receive dividends during the restricted period (although if dividends were to be paid on the Shares, the terms of the Awards could provide for Dividend Equivalent Rights to be accrued or payable in cash).  Restricted Stock Unit Awards may not be sold, assigned or transferred during the restricted period.  Each Restricted Stock Unit Award awarded pursuant to this Section III.B. shall be subject to a written Award Agreement with the Company, the terms of which may differ from other Award Agreements.  In such Award Agreement, the Grantee shall agree to be bound by the terms and conditions of the Plan, the Restricted Stock Unit Award granted pursuant thereto, and such other matters as the Committee deems appropriate.

C.      Dividend Equivalent Rights

Any Eligible Employee or Eligible Director selected by the Committee may be granted Dividend Equivalent Rights based on the dividends declared on the Shares that are subject to any Award (other than Options or Stock Appreciation Rights), to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests, is settled or expires, as determined by the Committee.  Such Dividend Equivalent Rights shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Committee.

D.      Stock Appreciation Rights

The Committee may, in its discretion, grant Stock Appreciation Rights to Eligible Employees or Eligible Directors.  Subject to the provisions of the Plan, the Committee in its sole discretion shall determine the terms and conditions of the Stock Appreciation Rights.  Such terms and conditions shall be set forth in a written Award Agreement.  Each Stock Appreciation Right shall entitle the holder thereof to elect, prior to its cancellation or termination, to exercise such Stock Appreciation Right and receive either cash or shares of Common Stock, or both, as the Committee may determine, in an aggregate amount equal in value to the excess of the Fair Market Value of the Common Stock on the date of such election over the exercise price of the Stock Appreciation Right.  The exercise price of any Stock Appreciation Rights granted hereunder shall be determined by the Committee and set forth in the Award Agreement; provided, however, that the exercise price for each Stock Appreciation Right granted hereunder shall not be less than 100% of the Fair Market Value of a Share on the date the Stock Appreciation Right is granted.  The term of any Stock Appreciation Right granted hereunder shall not exceed ten years.

E.      Effect of Change in Control on Other Stock Awards

Notwithstanding anything contained in the Plan, unless the Award Agreement evidencing the Other Stock Award provides to the contrary, in the event of a Change in Control, all restrictions upon any Other Stock Awards shall lapse immediately and all such Shares associated with such Awards shall become fully vested in the Grantee.  In the event of the sale or other disposition of substantially all of the stock or assets of a Subsidiary or a division, the Committee shall have the discretion to determine whether all or certain outstanding Other Stock Awards held by a Grantee employed by the affected Subsidiary or division shall become fully vested.

F.           Vesting

Subject to Sections III.E. hereof, an Other Stock Award shall vest in such installments (which need not be equal) and at such times as may be designated by the Committee and set forth in the Award Agreement.  The Committee may accelerate the vesting of any Other Stock Award or portion thereof at any time.

Section IV. - Other Governing Provisions

A.      Transferability

Unless otherwise provided by the Committee, no Award granted hereunder shall be transferable by the Awardee to whom granted otherwise than by will or the laws of descent and distribution.  An Option or Stock Appreciation Right may be exercised during the lifetime of such Awardee only by the Awardee or his or her guardian or legal representative.  The terms of such Option or Stock Appreciation Right shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Awardee.

B.      Rights as a Stockholder and Direct Registration of Shares

1.      Rights as a Stockholder. An Awardee shall have no rights as a stockholder, with respect to any Options, until the issuance of a Common Stock certificate for such shares or uncertificated shares in the direct registration system, and no adjustment other than as stated herein shall be made for dividends or other rights for which the record date is prior to the issuance of such Common Stock.  With respect to Other Stock Awards, Awardees shall have such rights as a stockholder as may be set forth in the terms of the Award Agreement.

2.      Direct Registration of Shares.  Notwithstanding anything in this Plan to the contrary, the Company in its sole discretion may issue Shares or Restricted Stock Awards hereunder pursuant to the direct registration system, and, in lieu of the issuance of certificated Shares or Restricted Stock Awards, may issue uncertificated Shares or Restricted Stock Awards, respectively, to the account of Awardee. Any references to Share or Restricted Stock Award certificates shall, in such event, be deemed to refer to uncertificated Shares or Restricted Stock Awards, as the case may be.

C.      General Conditions of Awards

No Eligible Employee shall have any rights with respect to the Plan, the Shares reserved or in any Award, contingent or otherwise, until an Award Agreement shall have been delivered to the Awardee and all of the terms, conditions and provisions of the Plan applicable to such Awardee shall have been met.

D.      Reservation of Rights of Company

Neither the establishment of the Plan nor the granting of an Award shall confer upon any Eligible Employee any right to continue in the employ of the Company or any Subsidiary or interfere in any way with the right of the Company or any Subsidiary to terminate such employment at any time.  No Award shall be deemed to be salary or compensation for the purpose of computing benefits under any employee benefit, pension or retirement plans of the Company or any Subsidiary, unless the Committee shall determine otherwise.

E.      Acceleration and Delay

The Committee may, in its sole discretion, accelerate or delay the vesting, distribution of Shares, or date of exercise of any Awards except to the extent such acceleration or delay will result in the imposition of the additional tax described in Code Section 409A(a)(1)(B)(i)(II) because of failure to satisfy the requirements of Code Section 409A and the regulations and guidance issued thereunder.

F.      Employment, Disability, Death, or Retirement

Restrictions upon Awards granted hereunder shall lapse at such time or times and on such terms and conditions applicable to such Awards upon initial employment, termination of employment, disability, death, retirement or other event in respect of the Awardee as the Committee may determine, within its discretion, at the time an Award is granted or thereafter.

G.      Adjustment Upon Change in Capitalization.

1.      In the event of a Change in Capitalization, the Committee shall conclusively determine the appropriate adjustments, if any, to the (i) maximum number and class of Shares or other stock or securities with respect to which Awards may be granted under this Plan; (ii) the number and class of Shares or other stock or securities which are subject to outstanding Awards granted under this Plan, and the purchase price therefor, if applicable; and (iii) the maximum number and class of Shares or other stock or securities with respect to which Awards may be granted to any Eligible Employee in any fiscal year.

2.      Any such adjustment in the Shares or other stock or securities subject to outstanding Incentive Stock Options (including any adjustments in the purchase price) shall be made in such manner as not to constitute a modification as defined by Section 424(h)(3) of the Code and only to the extent otherwise permitted by Sections 422 and 424 of the Code.  Any such adjustments to a Non-Qualified Stock Option or a Stock Appreciation Right shall comply with the requirements of the regulations under Section 409A of the Code.

3.      If, by reason of a Change in Capitalization, an Optionee shall be entitled to exercise an Option with respect to, new, additional or different shares of stock or securities, such new additional or different shares shall thereupon be subject to all of the conditions, restrictions and performance criteria which were applicable to the Shares subject to the Option prior to such Change in Capitalization.

H.      Modification, Substitution, and Repricing

The Committee may, in its discretion, modify outstanding Awards or accept the surrender of outstanding Awards (to the extent not exercised) and grant new Awards in substitution for them.  Notwithstanding the foregoing, no modification of an Award shall adversely alter or impair any rights or obligations under the Award without the Awardee’s consent.  Without the prior approval of the Company’s stockholders, the Company will not effect a “repricing” (as defined below) of any Awards granted under the terms of the Plan.  For purposes of the immediately preceding sentence, a “repricing” shall be deemed to mean any of the following actions or any other action have the same effect:  (a) the lowering of the purchase price of an Award after it is granted; (b) the cancelling of an Award in exchange for another Award at a time when the purchase price of the cancelled Award exceeds the Fair Market Value of the underlying Shares (unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction); (c) the purchase of an Award for cash or other consideration at a time when the purchase price of the purchased Award exceeds the Fair Market Value of the underlying Shares (unless the purchase occurs in connection with a merger, acquisition, spin-off or other similar corporate action); or (d) an action that is treated as a repricing under generally accepted accounting principles.

I.      Withholding of Taxes

1.      The Company shall have the right to deduct from any distribution of cash to any Awardee, an amount equal to the federal, state, foreign, and local income taxes and other amounts as may be required by law to be withheld (the “Withholding Taxes”) with respect to the receipt of any Award.  If an Awardee is to experience a taxable event in connection with the receipt of Shares pursuant to a payment in Common Stock (including, without limitation, payment in Common Stock upon exercise of a Stock Appreciation Right) or Option exercise (a “Taxable Event”), the Company shall withhold a portion of the Shares then issuable to him or her having an aggregate Fair Market Value, on the vesting date or exercise date, as the case may be, equal to the Withholding Taxes (a “Share Withholding”).  The Committee may, by the adoption of rules or otherwise, (i) modify the provisions of this Section IV.I.1 or impose such other restrictions or limitations on Share Withholdings as may be necessary to ensure that the Share Withholdings will be exempt transactions under Section 16(b) of the Exchange Act, and (ii) permit Share Withholdings to be made at such other times and subject to such other conditions as the Committee determines will constitute exempt transactions under Section 16(b) of the Exchange Act.

2.      If an Optionee makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any Share or Shares issued to such Optionee pursuant to the exercise of an Incentive Stock Option within the two-year period commencing on the day after the date of the grant or within the one-year period commencing on the day after the date of transfer of such Share or Shares to the Optionee pursuant to such exercise, the Optionee shall, within ten (10) days of such disposition, notify the Company thereof, by delivery of written notice to the Secretary of the Company.

3.      The Committee shall have the authority, at the time of grant of a Restricted Stock Award, an Option, or a Stock Appreciation Right under the Plan or at any time thereafter, to award tax bonuses to designated Awardees, to be paid upon their vesting or exercise, as the case may be, except as would cause an Awardee to be subject to Section 409A of the Code.  The amount of any such payments shall be determined by the Committee.  The Committee shall have full authority in its absolute discretion to determine the amount of any such tax bonus and the terms and conditions affecting the vesting and payment thereof.

J.      No Warranty of Tax Effect

Except as may be contained in the terms of any Award Agreement, no opinion is expressed nor warranties made as to the tax effects under federal, foreign, state or local laws or regulations of any Award granted under the Plan.

K.      Effective Date; Termination and Amendment of Plan

1.      The effective date of the Plan shall be February 19, 2009, the date of its adoption by the Board (“Effective Date”).  The Plan shall terminate on the day preceding the tenth anniversary of the Effective Date and no Award may be granted thereafter.  The Board may sooner terminate the Plan and the Board may at any time and from time to time amend, modify or suspend the Plan; provided, however, that:

(a)  No such amendment, modification, suspension or termination shall impair or adversely alter any Award therefor granted under the Plan, except with the consent of the Awardee, nor shall any amendment, modification, suspension or termination deprive any Awardee of any Shares which he or she may have acquired through or as a result of the Plan; and

(b)  To the extent necessary under applicable law or listing standards, no amendment shall be effective unless approved by the stockholders of the Company in accordance with applicable law and listing standards.

L.      Construction of Plan

The place of administration of the Plan shall be in the State of Texas and the validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of Texas, without giving regard to the conflict of laws provisions thereof.

M.      Choice of Venue

Any legal action against the Plan, the Company, a Subsidiary, the Committee or Board may only be brought in the state courts in Tarrant County, Texas and/or the United States District Court in the Northern District of Texas (Fort Worth Division).

N.      Unfunded Nature of Plan

The Plan, insofar as it provides for cash payments, shall be unfunded, and the Company shall not be required to segregate any assets which may at any time be awarded under the Plan.  Any liability of the Company to any person with respect to any Award under the Plan shall be based solely upon any contractual obligations which may be created by the terms of any Award Agreement pursuant to the Plan.  No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

O.      Successors

All obligations of the Company under the Plan, with respect to any Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.

P.      Compliance with Code Section 409A

Except as provided in Section IV.Q. hereof, to the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code.  To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date.  Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Committee determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Committee may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section.

Q.      No Representations or Covenants with respect to Tax Qualification

Although the Company may endeavor to (1) qualify an Award for favorable tax treatment under the laws of the United States or jurisdictions outside of the United States (e.g., incentive stock options under Section 422 of the Code) or (2) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, anything to the contrary in this Plan, including Section IV.P. hereof, notwithstanding.  The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on holders of Awards under the Plan.

R.      Eligible Employees Employed in Foreign Jurisdictions

In order to enable participants who are foreign nationals or employed outside the United States, or both, to receive awards under the Plan, the Committee may adopt such amendments, administrative policies, subplans and the like as are necessary or advisable, in the opinion of the Committee, to effectuate the purposes of the Plan and achieve favorable tax treatment under the laws of the applicable foreign jurisdiction without otherwise violating the terms of the Plan.

S.       Regulations and Other Approvals

1. The obligation of the Company to sell or deliver Shares with respect to Awards granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

2.  The Plan is intended to comply with Rule 16b-3 promulgated under the Exchange Act and, and the Committee shall interpret and administer the provisions of the Plan or any Award Agreement in a manner consistent therewith.  Any provisions inconsistent with Rule 16b-3 shall be inoperative and shall not affect the validity of the Plan.

3.  The Board may make such changes as may be necessary or appropriate to comply with the rules and regulations of any government authority, or to obtain for Eligible Employees granted Awards the tax benefits under the applicable provisions of the Code and regulations promulgated thereunder.

4. Each Award is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award, no Award shall be granted, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions as acceptable to the Committee.

5.  Notwithstanding anything contained in the Plan or any Award Agreement to the contrary, in the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended, and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act of 1933, as amended, and Rule 144 or other regulations thereunder.  The Committee may require any individual receiving Shares pursuant to an Award granted under the Plan, as a condition precedent to receipt of such Shares, to represent and warrant to the Company in writing that the Shares acquired by such individual are acquired without a view to any distribution thereof and will not be sold or transferred other than pursuant to an effective registration thereof under said Act or pursuant to an exemption applicable under the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder. The certificates evidencing any of such Shares shall be appropriately legended to reflect their status as restricted securities as aforesaid (or shall be legended as restricted securities in the direct registration system).

T.      Non-Exclusivity of the Plan

The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangements or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of Options or Other Stock Awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

U.      Clawback Policy

Notwithstanding anything contained herein to the contrary, Awards granted pursuant to the Plan shall be subject to the Company’s clawback policy, which has been previously approved by the Board and is incorporated herein by reference (the “Clawback Policy”).  The Clawback Policy may be amended from time to time, or terminated, by the Board or the Committee.